Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 16, 2005

Supplement to Indenture dated as of November 21, 2002

____________________________________________

between

3M COMPANY

and

CITIBANK, N.A.

____________________________________________

Liquid Yield Option(TM) Notes due 2032 (Zero Coupon - Senior)

TABLE OF CONTENTS

		Page
RECITALS		1
ARTICLE 1

RATIFICATION; DEFINITIONS
SECTION 1.01.	First Supplemental Indenture	1
SECTION 1.02.	Definitions	1

ARTICLE 2

AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE
SECTION 2.01.	Amendment to Section 1.01 of the Original Indenture	2
SECTION 2.02.	Amendments to Sections 2.08(c) and (d), 2.11, 3.01, 3.03, 3.04, 3.05, 3.07, 3.08, 3.09, 3.10, 3.11, 3.14, 4.01, 5.01, 6.02, 6.03, 6.07, 6.09, 6.10, 6.12, 9.02, 10.02, 11.02 and 11.03 of the Original Indenture	2
SECTION 2.03.	Amendment to Section 6.01(a) of the Original Indenture	2
SECTION 2.04.	Amendment to Section 7.07 of the Original Indenture	2
SECTION 2.05.	Amendment to Section 10.08(a)(i) of the Original Indenture	2
SECTION 2.06.	Amendment to Section 11.01 of the Original Indenture	3

ARTICLE 3

AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES; NOTATION ON THE SECURITIES
SECTION 3.01.	Amendments to Form of Securities	3
SECTION 3.02.	Notation on Securities	8

ARTICLE 4

MISCELLANEOUS
SECTION 4.01.	Trust Indenture Act Controls	8
SECTION 4.02.	Incorporation into Indenture	8
SECTION 4.03.	Successors and Assigns	8
SECTION 4.04.	Governing Law	8
SECTION 4.05.	Multiple Originals	8
SECTION 4.06.	Separability Clause	9
SECTION 4.07.	The Trustee	9

i

FIRST SUPPLEMENTAL INDENTURE, dated as of the November 16, 2005 (the “First Supplemental Indenture”), between 3M COMPANY, a Delaware corporation (the “Company”), and Citibank, N.A., a national banking association (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 21, 2002 (the “Original Indenture”, and, as amended by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company of its Liquid Yield Option(TM) Notes due 2032 (Zero Coupon - Senior) (the “Securities”);

WHEREAS, the Company desires to amend the Original Indenture and the Securities to add to the Company’s covenants for the benefit of the Securityholders;

WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of any Securityholder, the Company and the Trustee may amend the Original Indenture or the Securities to, among other things, add to the Company’s covenants for the benefit of the Securityholders and to make any change that does not adversely affect the rights of any Holder; and

WHEREAS, all things necessary for the execution of this First Supplemental Indenture, and to make this First Supplemental Indenture a valid supplement to the Original Indenture according to its terms and a valid and binding agreement of the Company, have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree, for the benefit of the other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE 1

RATIFICATION; DEFINITIONS

SECTION 1.01.               First Supplemental Indenture.  This First Supplemental Indenture is supplemental to, and is entered into in accordance with Section 9.01, of the Original Indenture and, except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Original Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

SECTION 1.02.               Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Indenture.

ARTICLE 2

AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 2.01.               Amendment to Section 1.01 of the Original Indenture.  The definition of “Stated Maturity” in Section 1.01 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

“Stated Maturity,” when used with respect to any Security or any installment of contingent or semiannual cash interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of contingent or semiannual cash interest is due and payable.”

SECTION 2.02.               Amendments to Sections 2.08(c) and (d), 2.11, 3.01, 3.03, 3.04, 3.05, 3.07, 3.08, 3.09, 3.10, 3.11, 3.14, 4.01, 5.01, 6.02, 6.03, 6.07, 6.09, 6.10, 6.12, 9.02, 10.02, 11.02 and 11.03 of the Original Indenture.  Sections 2.08(c) and (d), 2.11, 3.01, 3.03, 3.04, 3.05, 3.07, 3.08, 3.09, 3.10, 3.11, 3.14, 4.01, 5.01, 6.02, 6.03, 6.07, 6.09, 6.10, 6.12, 9.02, 10.02, 11.02 and 11.03 of the Original Indenture are hereby amended by replacing the words “contingent interest” in each of the sections therein with “contingent or semiannual cash interest”.

SECTION 2.03.               Amendment to Section 6.01(a) of the Original Indenture.  Section 6.01(a) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

“(1) the Company defaults in payment when due of any contingent interest on any of the Securities, or any semiannual cash interest that is payable pursuant to the terms of the Securities, which default, in either case, continues for 30 days;”

SECTION 2.04.               Amendment to Section 7.07 of the Original Indenture.  The second paragraph of Section 7.07 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

“To secure the Company’s payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest, interest or semiannual cash interest, if any, as the case may be, on particular Securities.”

SECTION 2.05.               Amendment to Section 10.08(a)(i) of the Original Indenture.  The first paragraph of Section 10.08(a)(i) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

“(i)          If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any contingent and semiannual cash interest paid on a Security during the Ex-Dividend Measurement Period and divided by the conversion rate in effect on the payment date of such relevant contingent interest or semiannual cash interest payment date, as the case may be, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(a), the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08(a).”

SECTION 2.06.               Amendment to Section 11.01 of the Original Indenture.  Section 11.01 of the Original Indenture is hereby amended by adding the following sentence:

“Semiannual cash interest shall be payable pursuant to paragraph 1 of the Securities.”

ARTICLE 3

AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
NOTATION ON THE SECURITIES

SECTION 3.01.               Amendments to Form of Securities.  The following amendments are hereby made to the forms of the Securities attached to the Original Indenture as Exhibits A and B:

(a)           The first paragraph of the face of the form of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 21, 2002. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS.  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $860.87 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 4.55%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).  THE YIELD FOR ACCRUING ORIGINAL ISSUE DISCOUNT FOR NON-TAX PURPOSES IS 0.5% PER YEAR (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS)

CALCULATED FROM NOVEMBER 21, 2002, EXCLUDING ANY CONTINGENT AND SEMIANNUAL CASH INTEREST.”

(b)           Paragraph 1 of the Securities is hereby deleted in its entirety and replaced with the following paragraphs:

“Cash payment of interest will accrue on the Principal Amount at Maturity of this Security at the rate per annum equal to 2.40% from and including November 22, 2005 to but excluding November 22, 2007. The Company will pay this cash interest semiannually in arrears on May 22, 2006, November 22, 2006, May 22, 2007 and November 22, 2007 (each, an “Interest Payment Date”) to the holders of record on the fifteenth calendar day next preceding the applicable Interest Payment Date (whether or not a Business Day) (each such date a “Regular Record Date”). Such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from (but not including) November 22, 2005.  Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.

This Security shall not bear interest, except as specified in this paragraph 1 or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if any contingent or semiannual cash interest due hereon is not paid when due in accordance with this paragraph 1 and paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 0.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.”

(c)           Paragraph 4 of the Securities is hereby deleted in its entirety and replace with the following:

“Indenture and First Supplemental Indenture.

The Company issued the Securities under an Indenture dated as of November 21, 2002 (the “Indenture”), between the Company and the Trustee.  Pursuant to Section 9.01 of the Indenture, the Company and the Trustee entered into a First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”), to add to the Company’s covenants for the benefit of the Securityholders.  The terms of the Securities include those stated in the Indenture, as supplemented by the First Supplemental Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, as supplemented by the First Supplemental Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the First Supplemental Indenture for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to $639,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.”

(d)           The third paragraph of paragraph 6 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent or semiannual cash interest, if any, with respect thereto, which interest shall be paid in cash on the Redemption Date.”

(e)           The sixth paragraph of paragraph 7 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive any accrued and unpaid contingent or semiannual cash interest with respect thereto, which shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.”

(f)            The eighth paragraph of paragraph 7 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of,

together with any accrued and unpaid contingent or semiannual cash interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and any contingent or semiannual cash interest shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent or semiannual cash interest upon surrender of such Security).”

(g)           Paragraph 8 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent or semiannual cash interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and contingent or semiannual cash interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.”

(h)           The tenth and eleventh paragraphs of paragraph 9 of the Securities are hereby deleted and replaced in their entirety with the following paragraphs:

“Accrued and unpaid contingent or semiannual cash interest will not be paid in cash on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of semiannual cash interest payable under paragraph 1, from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date or, in the case of contingent interest, from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such interest in lieu of contingent or semiannual cash interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of contingent or semiannual cash interest with respect thereto that the registered Holder is to receive.

A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date, accrued Tax OID and (except as provided above) accrued contingent or semiannual cash interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for Original Issue Discount and Tax OID accrued through the Conversion Date and accrued contingent or semiannual cash interest, if any, and the balance, if any, of such cash and/or the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.”

(i)            The first paragraph of paragraph 16 of the Securities is hereby deleted and replaced in its entirety with the following paragraph:

“Under the Indenture, Events of Default include (i) default in the payment of contingent interest or semiannual cash interest when the same becomes due and payable, which default, in either case, continues for 30 days; (ii) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) the acceleration of Debt in an amount in excess of $20,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare the Issue Price plus the Original Issue Discount through the date of such declaration, and any accrued and unpaid interest (including contingent or semiannual cash interest) if any, through the date of such declaration, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus the Original Issue

Discount on the Securities, and any accrued and unpaid interest (including contingent or semiannual cash interest) if any, through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.”

SECTION 3.02.               Notation on Securities.  (a)  The Securities, as amended by the provisions of this First Supplemental Indenture, shall bear a notation substantially to the following effect:

“THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE, DATED AS OF NOVEMBER 21, 2005, BETWEEN THE COMPANY AND THE TRUSTEE. THE FIRST SUPPLEMENTAL INDENTURE WAS ENTERED INTO BETWEEN THE COMPANY AND THE TRUSTEE PURSUANT TO SECTION 9.01 OF THE INDENTURE TO ADD TO THE COMPANY’S COVENANTS FOR THE BENEFIT OF THE SECURITYHOLDERS. THE TERMS OF THIS SECURITY INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS.”

(b)           The Trustee hereby acknowledges that the Securities shall bear the above notation pursuant to, and upon satisfaction of, the conditions set forth in Sections 9.05, 9.06, 12.04 and 12.05 of the Indenture.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.               Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 4.02.               Incorporation into Indenture.  This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 4.03.               Successors and Assigns.  All covenants and agreements of the Company and the Trustee in this First Supplemental Indenture shall bind their respective successors.

SECTION 4.04.               Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

SECTION 4.05.               Multiple Originals.  The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

SECTION 4.06.               Separability Clause.  In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.07.               The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

* * * * * * * * *

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

3M COMPANY

By:	/s/ William J. Schmoll
Name: William J. Schmoll
Title: Vice President and Treasurer

CITIBANK, N.A.
as Trustee

By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President